Exhibit 99.1
ENDO REPORTS THIRD-QUARTER 2018 FINANCIAL RESULTS

•	Third-quarter 2018 revenues of $745 million compared to third-quarter 2017 revenues of $787 million

•	Third-quarter 2018 XIAFLEX® franchise revenues increased 22 percent versus third-quarter 2017 to $64 million

•	Third-quarter 2018 Sterile Injectables revenues increased 17 percent versus third-quarter 2017 to $237 million

•	Company raises 2018 financial guidance
DUBLIN, November 8, 2018 -- Endo International plc (NASDAQ: ENDP) today reported third-quarter 2018 financial results, including:

•	Revenues of $745 million, a decrease of 5 percent compared to third-quarter 2017 revenues of $787 million; revenues increased 4 percent compared to second-quarter 2018.

•	Reported net loss from continuing operations of $146 million compared to third-quarter 2017 reported net loss from continuing operations of $100 million.

•	Reported diluted loss per share from continuing operations of $0.65 compared to third-quarter 2017 reported diluted loss per share from continuing operations of $0.45.

•	Adjusted income from continuing operations of $165 million compared to third-quarter 2017 adjusted income from continuing operations of $204 million.

•	Adjusted diluted EPS from continuing operations of $0.71 compared to third-quarter 2017 adjusted diluted EPS from continuing operations of $0.91.

•	Adjusted EBITDA of $328 million compared to third-quarter 2017 adjusted EBITDA of $375 million.
"We had strong operational performance in the quarter, delivering double-digit growth in our U.S. Branded Sterile Injectables business and in the Specialty Products portfolio of our U.S. Branded - Specialty & Established Pharmaceuticals business,” said Paul Campanelli, President and Chief Executive Officer of Endo. “We are focused on enhancing our capabilities in these businesses through the Somerset/Wintac acquisition, which we anticipate will close during the first quarter of 2019, and on our planned expansion into the medical aesthetics market. On that front, I am extremely pleased with the previously reported positive results from the Phase 3 CCH for cellulite clinical trials and I look forward to taking the next steps to bring this treatment to patients."

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Total Revenues	$745,466	$786,887	(5)%	$2,160,689	$2,700,218	(20)%
Reported Loss from Continuing Operations	$(146,071)	$(99,687)	47%	$(696,288)	$(961,130)	(28)%
Reported Diluted Weighted Average Shares	224,132	223,299	—%	223,829	223,157	—%
Reported Diluted Loss per Share from Continuing Operations	$(0.65)	$(0.45)	44%	$(3.11)	$(4.31)	(28)%
Adjusted Income from Continuing Operations	$164,845	$204,052	(19)%	$487,823	$686,498	(29)%
Adjusted Diluted Weighted Average Shares[1]	232,358	224,216	4%	228,195	223,779	2%
Adjusted Diluted EPS from Continuing Operations	$0.71	$0.91	(22)%	$2.14	$3.07	(30)%
__________

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
Total revenues were $745 million in third-quarter 2018 compared to $787 million in the same period in 2017. This performance was primarily attributable to competitive pressures and product discontinuations in the U.S. Generic Pharmaceutical segment, the divestiture of the Company's Mexican business, Somar, and the voluntary market withdrawal of OPANA® ER. These factors were partially offset by the launch of ertapenem for injection, the authorized generic of INVANZ®, and continued strong growth in the U.S. Branded - Sterile Injectables segment.
GAAP net loss from continuing operations in third-quarter 2018 was $146 million compared to GAAP net loss from continuing operations of $100 million during the same period in 2017. This result was primarily attributable to the gross margin impact of the quarter's revenue reduction and increased asset impairment charges. GAAP diluted net loss per share from continuing operations for third-quarter 2018 was $0.65 compared to GAAP diluted net loss per share from continuing operations of $0.45 in third-quarter 2017.
Adjusted income from continuing operations in third-quarter 2018 was $165 million compared to $204 million in third-quarter 2017. This performance was primarily attributable to the divestiture of Somar and the voluntary market withdrawal of OPANA® ER. Adjusted diluted EPS from continuing operations in third-quarter 2018 was $0.71 compared to $0.91 in third-quarter 2017.

U.S. BRANDED - SPECIALTY & ESTABLISHED PHARMACEUTICALS
In November 2018, the Company reported positive results from two Phase 3 clinical trials of collagenase clostridium histolyticum (or "CCH") for the treatment of cellulite in the buttocks. Trial subjects receiving CCH showed highly statistically significant levels of improvement in the appearance of cellulite with treatment, as measured by the trial's primary endpoint.
Third-quarter 2018 U.S. Branded - Specialty & Established Pharmaceuticals results include:

•
Revenues of $220 million compared to $234 million in third-quarter 2017; this performance was primarily attributable to the voluntary cessation of OPANA® ER shipments in third-quarter 2017. Excluding the impact of OPANA® ER, revenues were consistent with third-quarter 2017.

•
Specialty Products revenues increased 13 percent in third-quarter 2018 compared to third-quarter 2017, primarily driven by the continued strong performance from XIAFLEX®. Sales of XIAFLEX® increased 22 percent compared to third-quarter 2017; this increase was primarily attributable to volume growth in both Peyronie’s Disease and Dupuytren’s Contracture indications.

U.S. BRANDED - STERILE INJECTABLES
During third-quarter 2018, the U.S. Branded Sterile Injectables segment launched ertapenem for injection, the authorized generic of INVANZ®.
Third-quarter 2018 U.S. Branded - Sterile Injectables results include:

•
Revenues of $237 million, an increase of 17 percent compared to third-quarter 2017. This increase was primarily attributable to the launch of ertapenem for injection and the continued strong growth of ADRENALIN® and VASOSTRICT®.

U.S. GENERIC PHARMACEUTICALS
During third-quarter 2018, the U.S. Generic Pharmaceuticals segment launched 3 products, including colchicine tablets, the authorized generic of COLCRYS®, which was the result of a first-to-file paragraph four settlement agreement.
Third-quarter 2018 U.S. Generic Pharmaceuticals results include:

•
Revenues of $258 million compared to $295 million in third-quarter 2017; this performance was primarily attributable to competitive pressures in the generic business and previously announced product discontinuations, partially offset by the launch of colchicine tablets.

INTERNATIONAL PHARMACEUTICALS
Third-quarter 2018 International Pharmaceuticals revenues were $30 million, compared to $56 million in the same period in 2017. This performance is primarily attributable to the Somar divestiture in the fourth-quarter of 2017.
2018 FINANCIAL GUIDANCE
For the full twelve months ending December 31, 2018, at current exchange rates, Endo is raising its financial guidance. The Company now estimates:

•	Total revenues to be between $2.87 billion and $2.92 billion;

•	Adjusted diluted EPS from continuing operations to be between $2.65 and $2.75; and

•	Adjusted EBITDA from continuing operations to be between $1.32 billion and $1.34 billion.
The Company’s 2018 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 68.5%;

•	Adjusted operating expenses as a percentage of revenues of approximately 27.0%;

•	Adjusted interest expense of approximately $525 million;

•	Adjusted effective tax rate of approximately 8.5% to 9.5%; and

•	Adjusted diluted weighted average shares outstanding of approximately 230 million.
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of September 30, 2018, the Company had $1.1 billion in unrestricted cash; debt of $8.3 billion; net debt of approximately $7.1 billion and a net debt to adjusted EBITDA ratio of 5.3.
Third-quarter 2018 cash used in operating activities was $22 million, compared to $83 million of net cash provided by operating activities in the comparable 2017 period.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:00 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 6154109. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from November 8, 2018 at 11:00 a.m. ET until 11:00 a.m. ET on November 11, 2018 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 6154109.

A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

VOLTAREN is a registered trademark of Novartis Corporation
COLCRYS is a registered trademark of Takeda Pharmaceuticals U.S.A., Inc.
INVANZ is a registered trademark of Merck Sharp & Dohme Corp.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues for the three and nine months ended September 30, 2018 and 2017 (dollars in thousands):

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2018	2017		2018	2017
U.S. Branded - Specialty & Established Pharmaceuticals:
Specialty Products:
XIAFLEX®	$64,214	$52,511	22%	$184,855	$152,113	22%
SUPPRELIN® LA	20,408	20,638	(1)%	60,948	63,468	(4)%
Other Specialty (1)	43,576	40,634	7%	114,202	113,407	1%
Total Specialty Products	$128,198	$113,783	13%	$360,005	$328,988	9%
Established Products:
PERCOCET®	$30,730	$31,349	(2)%	$93,539	$93,183	—%
VOLTAREN® Gel	15,057	19,102	(21)%	44,185	53,646	(18)%
OPANA® ER	—	14,756	(100)%	—	82,056	(100)%
Other Established (2)	46,115	54,813	(16)%	135,243	171,277	(21)%
Total Established Products	$91,902	$120,020	(23)%	$272,967	$400,162	(32)%
Total U.S. Branded - Specialty & Established Pharmaceuticals (3)	$220,100	$233,803	(6)%	$632,972	$729,150	(13)%
U.S. Branded - Sterile Injectables:
VASOSTRICT®	$112,333	$105,741	6%	$332,387	$300,649	11%
ADRENALIN®	35,460	25,335	40%	101,858	50,464	NM
Ertapenem for injection	25,798	—	NM	25,798	—	NM
Other Sterile Injectables (4)	63,559	70,829	(10)%	210,804	203,252	4%
Total U.S. Branded - Sterile Injectables (3)	$237,150	$201,905	17%	$670,847	$554,365	21%
Total U.S. Generic Pharmaceuticals	$257,969	$294,749	(12)%	$748,445	$1,227,584	(39)%
Total International Pharmaceuticals	$30,247	$56,430	(46)%	$108,425	$189,119	(43)%
Total Revenues	$745,466	$786,887	(5)%	$2,160,689	$2,700,218	(20)%
__________

(1)	Products included within Other Specialty include TESTOPEL®, NASCOBAL® Nasal Spray and AVEED®.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, EDEX®, TESTIM® and FORTESTA® Gel, including the authorized generics.

(3)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $25 million during any quarterly period in 2018 or 2017.

(4)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL® and ephedrine sulfate injection.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
TOTAL REVENUES	$745,466	$786,887	$2,160,689	$2,700,218
COSTS AND EXPENSES:
Cost of revenues	412,965	514,522	1,198,468	1,722,885
Selling, general and administrative	163,791	135,880	478,615	468,675
Research and development	39,683	39,644	160,431	123,522
Litigation-related and other contingencies, net	(1,750)	(12,352)	15,370	(14,016)
Asset impairment charges	142,217	94,924	613,400	1,023,930
Acquisition-related and integration items	1,288	16,641	13,284	31,711
OPERATING LOSS FROM CONTINUING OPERATIONS	$(12,728)	$(2,372)	$(318,879)	$(656,489)
INTEREST EXPENSE, NET	131,847	127,521	385,896	361,267
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	51,734
OTHER INCOME, NET	(1,507)	(2,097)	(33,216)	(10,843)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(143,068)	$(127,796)	$(671,559)	$(1,058,647)
INCOME TAX EXPENSE (BENEFIT)	3,003	(28,109)	24,729	(97,517)
LOSS FROM CONTINUING OPERATIONS	$(146,071)	$(99,687)	$(696,288)	$(961,130)
DISCONTINUED OPERATIONS, NET OF TAX	(27,134)	3,017	(43,273)	(705,886)
NET LOSS	$(173,205)	$(96,670)	$(739,561)	$(1,667,016)
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(0.65)	$(0.45)	$(3.11)	$(4.31)
Discontinued operations	(0.12)	0.02	(0.19)	(3.16)
Basic	$(0.77)	$(0.43)	$(3.30)	$(7.47)
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(0.65)	$(0.45)	$(3.11)	$(4.31)
Discontinued operations	(0.12)	0.02	(0.19)	(3.16)
Diluted	$(0.77)	$(0.43)	$(3.30)	$(7.47)
WEIGHTED AVERAGE SHARES:
Basic	224,132	223,299	223,829	223,157
Diluted	224,132	223,299	223,829	223,157

The following table presents unaudited Condensed Consolidated Balance Sheet data at September 30, 2018 and December 31, 2017 (in thousands):

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,118,885	$986,605
Restricted cash and cash equivalents	289,667	320,453
Accounts receivable	467,156	517,436
Inventories, net	332,787	391,437
Other current assets	67,104	55,146
Total current assets	$2,275,599	$2,271,077
TOTAL NON-CURRENT ASSETS	8,246,063	9,364,503
TOTAL ASSETS	$10,521,662	$11,635,580
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,985,637	$2,184,618
Other current liabilities	35,831	36,291
Total current liabilities	$2,021,468	$2,220,909
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,228,612	8,242,032
OTHER LIABILITIES	491,041	687,759
SHAREHOLDERS' (DEFICIT) EQUITY	(219,459)	484,880
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY	$10,521,662	$11,635,580

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the nine months ended September 30, 2018 and 2017 (in thousands):

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net loss	$(739,561)	$(1,667,016)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	556,503	742,936
Asset impairment charges	613,400	1,023,930
Other, including cash payments to claimants from Qualified Settlement Funds	(233,350)	322,312
Net cash provided by operating activities	$196,992	$422,162
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(56,544)	$(94,102)
Proceeds from sale of business and other assets, net	43,753	96,066
Other	(891)	7,000
Net cash (used in) provided by investing activities	$(13,682)	$8,964
FINANCING ACTIVITIES:
Payments on borrowings, net	$(29,535)	$(12,325)
Other	(33,273)	(123,028)
Net cash used in financing activities	$(62,808)	$(135,353)
Effect of foreign exchange rate	(608)	3,983
Movement in cash held for sale	—	(1,450)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$119,894	$298,306
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,311,014	805,180
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,430,908	$1,103,486

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2018 and 2017 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss (GAAP)	$(173,205)	$(96,670)	$(739,561)	$(1,667,016)
Income tax expense (benefit)	3,003	(28,109)	24,729	(97,517)
Interest expense, net	131,847	127,521	385,896	361,267
Depreciation and amortization (15)	176,856	183,475	521,325	680,385
EBITDA (non-GAAP)	$138,501	$186,217	$192,389	$(722,881)

Inventory step-up and other cost savings (2)	$71	$66	$261	$281
Upfront and milestone-related payments (3)	4,731	775	43,027	6,952
Inventory reserve increase from restructuring (4)	207	—	2,797	7,899
Separation benefits and other restructuring (5)	3,794	80,693	79,344	120,078
Certain litigation-related and other contingencies, net (6)	(1,750)	(12,352)	15,370	(14,016)
Asset impairment charges (7)	142,217	94,924	613,400	1,023,930
Acquisition-related and integration costs (8)	519	1,201	1,553	8,137
Fair value of contingent consideration (9)	769	15,440	11,731	23,574
Loss on extinguishment of debt (10)	—	—	—	51,734
Share-based compensation	13,736	13,247	43,722	40,252
Other income, net (16)	(1,507)	(2,097)	(33,216)	(10,843)
Other adjustments	(67)	(58)	(775)	(75)
Discontinued operations, net of tax (13)	27,134	(3,017)	43,273	705,886
Adjusted EBITDA (non-GAAP)	$328,355	$375,039	$1,012,876	$1,240,908

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2018 and 2017 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Loss from continuing operations (GAAP)	$(146,071)	$(99,687)	$(696,288)	$(961,130)
Non-GAAP adjustments:
Amortization of intangible assets (1)	161,275	161,413	471,662	615,490
Inventory step-up and other cost savings (2)	71	66	261	281
Upfront and milestone-related payments (3)	4,731	775	43,027	6,952
Inventory reserve increase from restructuring (4)	207	—	2,797	7,899
Separation benefits and other restructuring (5)	3,794	80,693	79,344	120,078
Certain litigation-related and other contingencies, net (6)	(1,750)	(12,352)	15,370	(14,016)
Asset impairment charges (7)	142,217	94,924	613,400	1,023,930
Acquisition-related and integration costs (8)	519	1,201	1,553	8,137
Fair value of contingent consideration (9)	769	15,440	11,731	23,574
Loss on extinguishment of debt (10)	—	—	—	51,734
Other (11)	1,353	3,035	(29,908)	(1,133)
Tax adjustments (12)	(2,270)	(41,456)	(25,126)	(195,298)
Adjusted income from continuing operations (non-GAAP)	$164,845	$204,052	$487,823	$686,498

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share data):

Three Months Ended September 30, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$745,466	$412,965	$332,501	44.6%	$345,229	46.3%	$(12,728)	(1.7)%	$130,340	$(143,068)	$3,003	(2.1)%	$(146,071)	$(27,134)	$(173,205)	$(0.65)
Items impacting comparability:
Amortization of intangible assets (1)	—	(161,275)	161,275		—		161,275		—	161,275	—		161,275	—	161,275	0.71
Inventory step-up and other cost savings (2)	—	(71)	71		—		71		—	71	—		71	—	71	—
Upfront and milestone-related payments (3)	—	(745)	745		(3,986)		4,731		—	4,731	—		4,731	—	4,731	0.02
Inventory reserve increase from restructuring (4)	—	(207)	207		—		207		—	207	—		207	—	207	—
Separation benefits and other restructuring (5)	—	(3,626)	3,626		(168)		3,794		—	3,794	—		3,794	—	3,794	0.02
Certain litigation-related and other contingencies, net (6)	—	—	—		1,750		(1,750)		—	(1,750)	—		(1,750)	—	(1,750)	(0.01)
Asset impairment charges (7)	—	—	—		(142,217)		142,217		—	142,217	—		142,217	—	142,217	0.62
Acquisition-related and integration costs (8)	—	—	—		(519)		519		—	519	—		519	—	519	—
Fair value of contingent consideration (9)	—	—	—		(769)		769		—	769	—		769	—	769	—
Other (11)	—	—	—		—		—		(1,353)	1,353	—		1,353	—	1,353	0.01
Tax adjustments (12)	—	—	—		—		—		—	—	2,270		(2,270)	—	(2,270)	(0.01)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	27,134	27,134	—
After considering items (non-GAAP)	$745,466	$247,041	$498,425	66.9%	$199,320	26.7%	$299,105	40.1%	$128,987	$170,118	$5,273	3.1%	$164,845	$—	$164,845	$0.71

Three Months Ended September 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$786,887	$514,522	$272,365	34.6%	$274,737	34.9%	$(2,372)	(0.3)%	$125,424	$(127,796)	$(28,109)	22.0%	$(99,687)	$3,017	$(96,670)	$(0.45)
Items impacting comparability:
Amortization of intangible assets (1)	—	(161,413)	161,413		—		161,413		—	161,413	—		161,413	—	161,413	0.73
Inventory step-up and other cost savings (2)	—	(66)	66		—		66		—	66	—		66	—	66	—
Upfront and milestone-related payments (3)	—	(688)	688		(87)		775		—	775	—		775	—	775	—
Separation benefits and other restructuring (5)	—	(78,680)	78,680		(2,013)		80,693		—	80,693	—		80,693	—	80,693	0.36
Certain litigation-related and other contingencies, net (6)	—	—	—		12,352		(12,352)		—	(12,352)	—		(12,352)	—	(12,352)	(0.06)
Asset impairment charges (7)	—	—	—		(94,924)		94,924		—	94,924	—		94,924	—	94,924	0.43
Acquisition-related and integration costs (8)	—	—	—		(1,201)		1,201		—	1,201	—		1,201	—	1,201	0.01
Fair value of contingent consideration (9)	—	—	—		(15,440)		15,440		—	15,440	—		15,440	—	15,440	0.07
Other (11)	—	—	—		—		—		(3,035)	3,035	—		3,035	—	3,035	0.01
Tax adjustments (12)	—	—	—		—		—		—	—	41,456		(41,456)	—	(41,456)	(0.19)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	(3,017)	(3,017)	—
After considering items (non-GAAP)	$786,887	$273,675	$513,212	65.2%	$173,424	22.0%	$339,788	43.2%	$122,389	$217,399	$13,347	6.1%	$204,052	$—	$204,052	$0.91

Nine Months Ended September 30, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,160,689	$1,198,468	$962,221	44.5%	$1,281,100	59.3%	$(318,879)	(14.8)%	$352,680	$(671,559)	$24,729	(3.7)%	$(696,288)	$(43,273)	$(739,561)	$(3.11)
Items impacting comparability:
Amortization of intangible assets (1)	—	(471,662)	471,662		—		471,662		—	471,662	—		471,662	—	471,662	2.10
Inventory step-up and other cost savings (2)	—	(261)	261		—		261		—	261	—		261	—	261	—
Upfront and milestone-related payments (3)	—	(2,095)	2,095		(40,932)		43,027		—	43,027	—		43,027	—	43,027	0.19
Inventory reserve increase from restructuring (4)	—	(2,797)	2,797		—		2,797		—	2,797	—		2,797	—	2,797	0.01
Separation benefits and other restructuring (5)	—	(57,457)	57,457		(21,887)		79,344		—	79,344	—		79,344	—	79,344	0.34
Certain litigation-related and other contingencies, net (6)	—	—	—		(15,370)		15,370		—	15,370	—		15,370	—	15,370	0.07
Asset impairment charges (7)	—	—	—		(613,400)		613,400		—	613,400	—		613,400	—	613,400	2.73
Acquisition-related and integration costs (8)	—	—	—		(1,553)		1,553		—	1,553	—		1,553	—	1,553	0.01
Fair value of contingent consideration (9)	—	—	—		(11,731)		11,731		—	11,731	—		11,731	—	11,731	0.05
Other (11)	—	—	—		630		(630)		29,278	(29,908)	—		(29,908)	—	(29,908)	(0.13)
Tax adjustments (12)	—	—	—		—		—		—	—	25,126		(25,126)	—	(25,126)	(0.12)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	43,273	43,273	—
After considering items (non-GAAP)	$2,160,689	$664,196	$1,496,493	69.3%	$576,857	26.7%	$919,636	42.6%	$381,958	$537,678	$49,855	9.3%	$487,823	$—	$487,823	$2.14

Nine Months Ended September 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,700,218	$1,722,885	$977,333	36.2%	$1,633,822	60.5%	$(656,489)	(24.3)%	$402,158	$(1,058,647)	$(97,517)	9.2%	$(961,130)	$(705,886)	$(1,667,016)	$(4.31)
Items impacting comparability:
Amortization of intangible assets (1)	—	(615,490)	615,490		—		615,490		—	615,490	—		615,490	—	615,490	2.75
Inventory step-up and other cost savings (2)	—	(281)	281		—		281		—	281	—		281	—	281	—
Upfront and milestone-related payments (3)	—	(2,039)	2,039		(4,913)		6,952		—	6,952	—		6,952	—	6,952	0.03
Inventory reserve increase from restructuring (4)	—	(7,899)	7,899		—		7,899		—	7,899	—		7,899	—	7,899	0.04
Separation benefits and other restructuring (5)	—	(85,367)	85,367		(34,711)		120,078		—	120,078	—		120,078	—	120,078	0.54
Certain litigation-related and other contingencies, net (6)	—	—	—		14,016		(14,016)		—	(14,016)	—		(14,016)	—	(14,016)	(0.06)
Asset impairment charges (7)	—	—	—		(1,023,930)		1,023,930		—	1,023,930	—		1,023,930	—	1,023,930	4.59
Acquisition-related and integration costs (8)	—	—	—		(8,137)		8,137		—	8,137	—		8,137	—	8,137	0.04
Fair value of contingent consideration (9)	—	—	—		(23,574)		23,574		—	23,574	—		23,574	—	23,574	0.11
Loss on extinguishment of debt (10)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (11)	—	—	—		—		—		1,133	(1,133)	—		(1,133)	—	(1,133)	(0.01)
Tax adjustments (12)	—	—	—		—		—		—	—	195,298		(195,298)	—	(195,298)	(0.88)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	705,886	705,886	—
After considering items (non-GAAP)	$2,700,218	$1,011,809	$1,688,409	62.5%	$552,573	20.5%	$1,135,836	42.1%	$351,557	$784,279	$97,781	12.5%	$686,498	$—	$686,498	$3.07

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and nine months ended September 30, 2018 and 2017 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Amortization of intangible assets excluding fair value step-up from contingent consideration	$149,249	$151,250	$446,015	$585,025
Amortization of intangible assets related to fair value step-up from contingent consideration	12,026	10,163	25,647	30,465
Total	$161,275	$161,413	$471,662	$615,490

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended September 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$745	$—	$688	$—
Development-based	—	3,986	—	87
Total	$745	$3,986	$688	$87

	Nine Months Ended September 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$2,095	$—	$2,039	$—
Development-based	—	40,932	—	4,913
Total	$2,095	$40,932	$2,039	$4,913

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended September 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$1,711	$379	$19,535	$284
Accelerated depreciation and product discontinuation charges	—	—	59,805	—
Other	1,915	(211)	(660)	1,729
Total	$3,626	$168	$78,680	$2,013

	Nine Months Ended September 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$15,479	$17,215	$21,805	$19,539
Accelerated depreciation and product discontinuation charges	35,177	—	59,805	398
Other	6,801	4,672	3,757	14,774
Total	$57,457	$21,887	$85,367	$34,711

(6)	To exclude litigation-related settlement charges, reimbursements and certain settlements proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Goodwill impairment charges	$—	$—	$391,000	$288,745
Other intangible asset impairment charges	140,609	78,300	217,576	674,177
Property, plant and equipment impairment charges	1,608	16,624	4,824	61,008
Total asset impairment charges	$142,217	$94,924	$613,400	$1,023,930

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions. Amounts included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Integration costs (primarily third-party consulting fees)	$—	$—	$—	$4,476
Acquisition costs	519	—	1,553	—
Other	—	1,201	—	3,661
Total	$519	$1,201	$1,553	$8,137

(9)	To exclude the impact of changes in the fair value of contingent consideration resulting from changes in market conditions impacting the commercial potential of the underlying products.

(10)	To exclude the loss on the extinguishment of debt associated with our April 2017 refinancing.

(11)	Other adjustments included the following (in thousands):

	Three Months Ended September 30,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$1,528	$—	$3,005
(Gain) loss on sale of business and other assets	—	(177)	—	—
Other miscellaneous	—	2	—	30
Total	$—	$1,353	$—	$3,035

	Nine Months Ended September 30,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(1,560)	$—	$(2,922)
(Gain) loss on sale of business and other assets	—	(24,014)	—	—
Other miscellaneous	(630)	(3,704)	—	1,789
Total	$(630)	$(29,278)	$—	$(1,133)

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(13)	To exclude the results of the businesses reported as discontinued operations, net of tax in the Condensed Consolidated Statement of Operations.

(14)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP EPS	224,132	223,299	223,829	223,157
Non-GAAP EPS	232,358	224,216	228,195	223,779

(15)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(16)	To exclude Other income, net per the Consolidated Statement of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended September 30, 2018 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended September 30, 2018
Net loss (GAAP)	$(1,107,978)
Income tax benefit	(128,047)
Interest expense, net	512,857
Depreciation and amortization (15)	698,646
EBITDA (non-GAAP)	$(24,522)

Inventory step-up and other cost savings	$370
Upfront and milestone-related payments	45,558
Inventory reserve increase from restructuring	8,576
Separation benefits and other restructuring	158,036
Certain litigation-related and other contingencies, net	215,376
Asset impairment charges	743,846
Acquisition-related and integration costs	1,553
Fair value of contingent consideration	38,106
Loss on extinguishment of debt	—
Share-based compensation	53,619
Other income, net	(39,396)
Other adjustments	(926)
Discontinued operations, net of tax	140,109
Adjusted EBITDA (non-GAAP)	$1,340,305

Calculation of Net Debt:
Debt	$8,262,762
Cash (excluding Restricted Cash)	1,118,885
Net Debt (non-GAAP)	$7,143,877

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.3

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Laure Park, (845)-364-4833
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